Exhibit 99.1

Asbury Automotive Group Agrees to Acquire Jim Koons Automotive Companies in the Largest Auto Retail Acquisition Since 2021

Sale of ninth largest private dealership group in the US includes 29 franchises, six collision centers, 20 dealerships in Virginia, Maryland and Delaware and one of the U.S.’ highest volume Toyota dealerships.

DULUTH, Ga.– September 8, 2023 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the U.S.’ largest automotive retail and service companies, signed a definitive agreement to acquire Jim Koons Automotive Companies, the ninth largest privately-owned dealership group in the U.S. The sale of the Mid-Atlantic Region company is one of the most sizable in auto retail history, representing over $3 billion in revenue in 2022 and includes 20 dealerships, 29 franchises, six collision centers and one of the highest volume Toyota and Stellantis dealerships in the US. Asbury currently operates 138 dealerships, representing 31 domestic and foreign brands, as well as 32 collision repair centers. Kerrigan Advisors was the exclusive sell-side advisor on the transaction, representing Koons. The transaction is subject to customary closing conditions and is expected to close in the fourth quarter of 2023 or early in the first quarter of 2024. Asbury plans to fund the purchase price with its existing liquidity, credit facility and cash on hand.

Fifty years ago, Jim Koons took over the operation of his father’s dealership, Koons Ford in Falls Church, which had been founded in 1964. He achieved steady growth over the years due to a deep work ethic and a constant focus on his employees, customers, and the community. “My parents, John and Eleanor Koons, instilled these values from our company’s beginning. I am grateful to every one of our customers and employees for their contribution to our success,” said Jim Koons, Chairman of Jim Koons Automotive Companies. “At Koons, it has always been all about people, and we deeply appreciate Asbury’s commitment to continuing this tradition. Our work with David Hult, and the Asbury team, gives us confidence that not only are our customers in excellent hands, but so are our employees, with opportunities for future growth being a part of Asbury.”

Founded in 1973, Jim Koons Automotive Companies was one of only 13 private groups with over $3 billion in revenue in 2022. The group, comprised of top volume franchises including Toyota, Lexus, Mercedes-Benz, Ford, Kia, Hyundai, Volvo, Stellantis and General Motors, is the dominant retailer in the thriving Washington-Baltimore market, the 4th largest CSA in the US by population per 2020 census data. Revenue per dealership for Koons ranked 10th overall in 2022, and 5th in the US for groups with greater than $2 billion in revenue.

“This acquisition is transformative for our company, enabling Asbury to further expand into one of the country’s top economies in one of its fastest growing regions, with some of the U.S.’ best performing dealerships,” said David Hult, Asbury’s President and Chief Executive Officer. “Koons has an impressive history of achievement in sales, CSI and revenue across its 20 dealerships, and is legendary for its emphasis on people – employees and community – and for giving back. These are values that we at Asbury share, along with the disciplined work ethic that has enabled Koons to achieve so much success. We are proud to continue what Jim Koons and his exceptional management team expanded upon: an unwavering dedication to excellence in automotive retailing. We expect the Koons dealerships’ profitability to be generally in line with the profitability of Asbury’s dealerships.”

Among its many accolades, Koons is the only dealership group in the region to be recognized multiple times by the Washington Post and Washington Business Journal as a top place to work. Koons dealerships are well-regarded by automakers, consistently earning high customer satisfaction scores and sales volumes and earning multiple awards, including Toyota President’s Cabinets Award, Elite of Lexus, Ford’s President’s Award, Toyota’s Board of Governors, Ford’s Triple Crown Award, and Mercedes’ Best of the Best. Jim Koons is in the Ford Hall of Fame and received an honorary doctorate from his alma mater, Northwood University. Jim Koons and his wife, Cece are longtime philanthropists, having donated to Bishop O’Connell High School in Arlington, Virginia, Northwood University, Catholic Charities and The Talbot Hospice Foundation.

“We were truly honored to represent Jim Koons Automotive Companies, one of the most respected private dealership groups in the US, and to have the opportunity to work with Mr. Koons on the sale,” said Erin Kerrigan, Founder and Managing Director of Kerrigan Advisors. “This milestone transaction, the largest since 2021, reflects the strength of the US auto retail market in 2023, as well as the importance of family legacy and reputation to acquiring groups. In Koons, Asbury is adding a 59-year-old business and the top auto retail brand in the Washington-Baltimore market – one of the most economically vibrant regions in our country.”

Kerrigan noted the dynamism of the Washington-Baltimore area: it is the 4th largest market in US with nearly 10 million residents, holds five of the top eight highest income earning counties based on U.S. census surveys from 2017-2021, and is home to multiple Fortune 500 companies, the federal government and a flourishing tech sector.

Stephen Dietrich and Brooke Sizer of Holland & Knight served as legal counsel and Baker Tilly served as the transaction accounting firm to Koons. Jones Day and Hill Ward Henderson served as legal counsel and FORVIS served as the transaction advisory firm to Asbury.

For additional information about this transaction, please see the Form 8-K that will be filed in connection with this transaction.

About Jim Koons Automotive Group

Founded in 1973, Koons is one of the U.S.’ largest private auto dealership groups and the #1 automotive retailer in the Washington-Baltimore region for over 25 years. In 2022, the group retailed more than 61,000 units (26,000 new and 35,000 used) and had over $3 billion in revenue. Koons employs more than 2,500 people in 20 locations throughout the Washington D.C., Baltimore, and Philadelphia region. Koons is the only automotive dealer to be named a Washington Business Journal’s “Best Place to Work” 11 times and a Washington Post’s “Top Workplace” three times.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a five-year plan to increase revenue and profitability strategically through organic and acquisitive growth as well as their innovative Clicklane digital vehicle purchasing platform, with its guest-centric approach as Asbury’s constant North Star. Asbury currently operates 138 new vehicle dealerships, consisting of 181 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, and 32 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury ranks 18th in the 2023 Forbes list of America’s Best Mid-Sized Companies and is recognized as one of America’s Greatest Workplaces 2023 by Newsweek.

Asbury Media Contact:

Joe Sorice (jsorice@asburyauto.com), Manager, Investor Relations, 770-418-8211

About Kerrigan Advisors

Kerrigan Advisors is the premier sell-side advisor and thought partner to auto dealers nationwide, having represented some of auto retail’s largest transactions and advised on the sale of more of the largest dealership groups in the US than any other buy/sell firm in the industry. Led by a team of veteran industry experts with backgrounds in investment banking, private equity, accounting, finance and real estate, the firm develops a customized approach for each client to achieve their personal and financial goals. In addition to sell-side advisory work, Kerrigan Advisors also consults with dealers on growth planning, strategic initiatives, transactional and real estate due diligence and market valuations.

Kerrigan Advisors Media Contact:

Melanie Webber (melanie@mwebbcom.com), mWEBB Communications, 949-307-1723

Forward-Looking Statements

To the extent that statements in this press release are not recitations of historical fact, such statements constitute “forward-looking statements” as such term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release may include statements relating to goals, plans, expectations, projections regarding the expected benefits of the proposed transaction, managements plans, projections and objectives for the proposed transaction, future operations, scale and performance, integration plans and expected synergies therefrom, the timing of completion of the proposed transaction, and our financial position, results of operations, market position, capital allocation strategy, initiatives, business strategy and expectations of our management.

The following are some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the asset purchase agreement; the risk that the necessary manufacturer approvals may not be obtained; the risk that Asbury will not be able renegotiate certain near-term leases prior to their expiration or otherwise relocate those dealerships to new locations satisfactory to the manufacturers; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed transaction will not be consummated in a timely manner; risks that any of the closing conditions to the proposed acquisition may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed acquisition; failure to realize the benefits expected from the proposed acquisition; failure to promptly and effectively integrate the acquisition; and the effect of the announcement of the proposed acquisition on their operating results and businesses and on the ability of Asbury to retain and hire key personnel, maintain relationships with suppliers; our ability to execute our business strategy; any ongoing impact from the COVID-19 pandemic on supply chain disruptions impacting our industry and business, market factors, Asbury’s relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury’s indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury’s ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury’s ability to leverage gains from its dealership portfolio, Asbury’s ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury’s ability to stay within its targeted range for capital expenditures. These risks, uncertainties and other factors are disclosed in Asbury’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and other periodic and current reports filed with the Securities and Exchange Commission from time to time.

These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, whether as a result of new information, future events or otherwise.

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